                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials

/ / Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential for use of the Commission only
    (as permitted by Rule 14a-b(e)(2))

                          MERIDIAN NATIONAL CORPORATION
                          -----------------------------
                (Name of Registrant as Specified In Its Charter)


              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      ------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------
      (5)   Total fee paid:

      ------------------------------------------------------------------
      / / Fee paid previously with preliminary materials.

      ---------------------------------------------------

      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      ---------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

      ---------------------------------------------------
      (3)   Filing Party:

      ---------------------------------------------------
      (4)   Date Filed:

      ---------------------------------------------------

                                     [LOGO]

                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  -------------


To Our Stockholders:

            The 2000 Annual Meeting of Stockholders of Meridian National Corporation (the "Company") will be held at the corporate offices of the Company located at 805 Chicago Street, Toledo, Ohio, 43611, on August 10, 2000, at 10:00 a.m. (local time), to consider and act on the following matters:

            1.    To elect five directors of the Company.

            2. To ratify the appointment of Rehmann Robson, P.C. as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the fiscal year ending February 28, 2001.

            3. To conduct such other business as may properly be brought before the meeting or any adjournment thereof.

           The Board of Directors has fixed the close of business on June 28, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2000 Annual Meeting.

           YOU ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE RESPECTFULLY REQUEST THAT YOU DATE, EXECUTE AND PROMPTLY MAIL THE ENCLOSED PROXY TO ASSURE REPRESENTATION OF YOUR SHARES. AN ADDRESSED RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE. YOUR PROXY MAY BE REVOKED BY NOTICE IN WRITING TO THE SECRETARY OF THE COMPANY OR THE SECRETARY OF THE MEETING AT ANY TIME PRIOR TO ITS USE.

                                            By Order of the Board of Directors,

                                             [SIGNATURE]

                                            James L. Rosino
                                            Secretary

Toledo, Ohio
June 28, 2000

                                     [LOGO]

                                  -------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                               GENERAL INFORMATION

                                  -------------

            This Proxy Statement is furnished to the stockholders of Meridian National Corporation ("Meridian National" or the "Company") for use at the Annual Meeting of Stockholders to be held on August 10, 2000, at 10:00 a.m. (local time), or at any adjournment or adjournments thereof, in connection with the election of five directors of the Company and to ratify the appointment of Rehmann Robson, P.C. as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the fiscal year ending February 28, 2001.

            The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The proxy may be revoked at any time prior to the voting of the proxy by notice in writing to the Secretary of the Company or the secretary of the meeting. Properly executed proxies will be voted as specified thereon, and in the absence of such specification will be voted for the five nominees for director and for approval of the other proposal set forth in this Proxy Statement. As to any other matter properly brought before the Annual Meeting and submitted to a vote of stockholders, proxies will be voted in accordance with the judgment of the proxy holders named thereon. The approximate date on which this Proxy Statement and the enclosed Proxy are first being sent to stockholders is June 30, 2000.

            The total outstanding voting stock of the Company, as of June 28, 2000, consisted of 7,917,552 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 206,752 shares of Series B Convertible Voting Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Series B Preferred Stock is entitled to one-tenth of one vote. Stockholders of record of the Common Stock and Series B Preferred Stock at the close of business on June 28, 2000, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A majority of the outstanding shares of Common Stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

            The Company's Annual Report on Form 10-K, which is not a part of the proxy materials, is being mailed to all stockholders entitled to vote at the Annual Meeting.

                              ELECTION OF DIRECTORS

            A Board of five directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified. The currently seated Board of Directors has proposed the following slate of nominees. If any nominee becomes unavailable for election, an event that is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for any substitute nominee proposed by the currently seated Board of Directors.

            Brief statements setting forth the age, the principal occupation and employment during the past five years and other information concerning each nominee appear below.

  Name, Age and Positions with the
    Company Other than Director                                      Occupation and Other Information
    ---------------------------                                      --------------------------------


William D. Feniger, 53                                   William D. Feniger has served as Chairman of the Board
Chairman of the Board of Directors,                      of Directors and Chief Executive Officer of the Company
President and Chief Executive Officer                    since August 1985.  Mr. Feniger has been President since
                                                         March 1991.

Larry S. Berman, 59                                      Larry S. Berman is a majority owner of MNP
                                                         Corporation of Utica, Michigan and has served as its
                                                         Chairman of the Board of Directors and Chief
                                                         Executive Officer, or in similar positions, for more
                                                         than the past five years. MNP Corporation is
                                                         principally involved in the manufacture of
                                                         cold-formed steel fasteners for the automotive
                                                         industry. MNP Corporation and its affiliates own a
                                                         controlling interest in the Company (see Stock
                                                         Ownership of Management and Certain Beneficial Owners
                                                         - Change in Control). Mr. Berman was appointed to the
                                                         Board of Directors of the Company in June 1996.

Thomas R. Klein, 49                                      Thomas R. Klein has served as President, or in
                                                         similar positions, with MNP Corporation for more than
                                                         the past five years. Mr. Klein was appointed to the
                                                         Board of Directors of MNP Corporation on April 14,
                                                         2000.

Bruce P. Seguin, 49                                      Bruce P. Seguin has served as Vice President of the
                                                         Company's steel distribution and processing
                                                         subsidiary, Ottawa River Steel Company, since
                                                         September 1994.

Craig L. Stormer, 45                                     Craig L. Stormer has served as Executive Vice
                                                         President, or in similar positions, with MNP
                                                         Corporation for more than the past five years. Mr.
                                                         Stormer was appointed to the Board of Directors of
                                                         MNP Corporation on April 14, 2000. Mr. Stormer has
                                                         served as a Director of EPI Technologies, Inc., an
                                                         80%-owned subsidiary of the Company, since March
                                                         1998.



                         CERTAIN INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

INFORMATION REGARDING BOARD OF DIRECTORS

            At the most recent annual meeting of stockholders, the stockholders elected as directors William D. Feniger, Larry S. Berman, Wayne Gardenswartz and Jeffrey Slade. Effective October 19, 1999, Messrs. Gardenswartz and Slade voluntarily submitted their resignations as a result of the change in control described hereinafter. The remaining members of the Board of Directors accepted their resignations. Interim directors were not named to complete the terms of Messrs. Gardenswartz and Slade. The Board of Directors has approved the expansion of the Board to five persons, as permitted by the Company's By-Laws.

            The Board of Directors held three meetings during fiscal 2000 and took action by written consent on two occasions. All of the Board members were present at each of the meetings. The Company has no nominating committee. The Company's Compensation Committee administers the Company's 1990 Non-Qualified and Incentive Stock Option Plan (the "Stock Option Plan") and the Amended and Restated 1987 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and also determines the salaries and bonuses of the executive officers of the Company and of the operating heads of the Company's subsidiaries. Messrs. Gardenswartz, Slade and Berman were the members of the Compensation Committee. Subsequent to the resignations of Messrs. Gardenswartz and Slade, Mr. Berman served alone on the Compensation Committee. As the sole member of this committee, Mr. Berman performed his duties without the formality of a meeting.

            The Company's Audit Committee selects the independent auditors (or recommends such action to the Board of Directors), evaluates the performance of the independent auditors and their fees for services, reviews the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, and consults with management and the independent auditors as to the systems of internal accounting controls and other matters. Messrs. Gardenswartz, Slade and Berman were members of the Audit Committee. Subsequent to the resignations of Messrs. Gardenswartz and Slade, Mr. Berman served alone on the Audit Committee. As the sole member of this committee, Mr. Berman performed his duties without the formality of a meeting.

DIRECTORS FEES

            Each director who is not an employee of the Company or one of its subsidiaries is entitled to receive a fee of $2,000 ($1,000 for telephonic meetings) plus travel expenses for each directors' meeting attended. Directors receive a fee of $1,000 for attending committee meetings that are held separately from directors' meetings.

                        STOCK OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

            The following tables set forth information as of May 31, 2000 with respect to the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director, (ii) each named executive officer and (iii) all directors, nominees for director and executive officers of the Company as a group. None of such persons beneficially owns any of the Company's Series B Preferred Stock. Additionally, there are 4,000 shares of non-voting $100 Series A Preferred Stock ("Series A Stock"), $.001 par value, of the Company outstanding as of May 31, 2000, of which William Feniger owns 1,334 shares. Messrs. Berman, Klein and Stormer beneficially own 83,333 shares of the common stock of EPI Technologies, Inc. ("EPI Technologies Common Stock"), an 80%-owned subsidiary of the Company. The 83,333 shares represent 6.67% of the total EPI Technologies Common Stock outstanding and are held by MNP Corporation. Unless otherwise indicated, each director, director nominee and officer has sole voting and investment power with respect to the shares beneficially owned.

            OFFICERS AND DIRECTORS
            ----------------------

                                                                NUMBER OF SHARES
                                                                  BENEFICIALLY                     PERCENTAGE
                 NAME OF BENEFICIAL OWNER                             OWNED                         OWNERSHIP
                 ------------------------                             -----                         ---------
                 William D. Feniger                                    823,252  (1)(2)(3)              12.7%

                 Larry S. Berman                                     4,078,081  (4)(5)(6)(7)           51.4%

                 Thomas R. Klein                                       700,581  (5)(6)(8)               8.8%

                 Bruce P. Seguin                                        44,300  (9)                        *

                 Craig L. Stormer                                      700,581  (5)(6)(10)              8.8%

                 All directors, director nominees and                5,605,183  (11)                   68.1%
                 executive officers as a group (6 persons)

-----------------

*Less than 1% of the outstanding Common Stock of the Company.

(1) Includes 17,643 shares issuable upon conversion of a Convertible Subordinated Note held by William D. Feniger.

(2) Includes 7,500 shares held by William D. Feniger as trustee pursuant to a voting trust agreement over which he has no investment power, 500 shares held by Mr. Feniger's wife, as to which Mr. Feniger disclaims beneficial interest and 1,500 shares held by Mr. Feniger as custodian for his children.

(3) Includes 220,000 shares issuable upon exercise of options granted under the Stock Option Plan that are exercisable within sixty days of May 31, 2000.

(4) Includes 3,570,000 shares held by The Berman Family, LLC, which is controlled by Mr. Berman. See Change in Control.

(5) Includes 280,581 shares held by MNP Corporation, of which Messrs. Berman, Klein and Stormer are shareholders and/or executive officers and directors.

(6) Includes 210,000 shares held by MNP Executive Holdings LLC, of which Messrs. Berman, Klein and Stormer are shareholders and/or executive officers. See Change in Control.

(7) Includes 17,500 shares issuable upon exercise of options granted under the Directors' Plan that are exercisable within sixty days of May 31, 2000.

(8) Includes 210,000 shares held by Thomas R. Klein, Declaration of Trust dated March 6, 1997, which is directed by Mr. Klein. See Change in Control.

(9) Includes 27,000 shares issuable upon exercise of options granted under the Stock Option Plan that are exercisable within sixty days of May 31, 2000 and 5,000 shares held by Mr. Seguin as custodian for a minor relative.

(10) Includes 210,000 shares held by Craig L. Stormer, Declaration of Trust dated July 25, 1995, which is directed by Mr. Stormer. See Change in Control.

(11) This amount has been adjusted to eliminate any duplication of beneficial ownership attributable to the 280,581 shares owned by MNP Corporation and the 210,000 shares owned by MNP Executive Holding LLC.

CHANGE IN CONTROL

            On September 1, 1999, a private investor group affiliated with MNP Corporation (the "Buyers"), purchased 4.2 million previously unissued shares of the Company's common stock for $294,000. The purchase of the common stock represented approximately 53% of the issued and outstanding shares of the Company's common stock. The percentage ownership of the Buyers, together with the prior holdings of MNP Corporation (280,581 common shares), constituted 57% of the Company's outstanding and issued common stock. A Schedule 13D was filed by the Buyers on September 9, 1999.

            The number of shares purchased by each of the Buyers, and the resulting percentage of issued and outstanding shares of the Company's common stock is as follows:

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY              PERCENTAGE
                 NAME OF BENEFICIAL OWNER                           OWNED                  OWNERSHIP
                 ------------------------                           -----                  ---------

                 The Berman Family, LLC                            3,570,000                  42.1%

                 MNP Executive Holdings, LLC                         210,000                   2.7%

                 Thomas R. Klein, Declaration of Trust               210,000                   2.7%
                 dated March 6,1997

                 Craig L. Stormer, Declaration of Trust              210,000                   2.7%
                 dated July 25,1995


            The sale of the shares was unanimously approved by the disinterested directors of the Company. The Board of Directors received an opinion from the investment banking firm of Financial America Securities, Inc. that the transaction was fair, from a financial point of view, to the present shareholders of the Company, taken as a whole. Each of the Buyers acquired the shares with funds borrowed from MNP.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            Pursuant to proxy rules promulgated by the Securities and Exchange Commission designed to enhance disclosure of corporations' policies toward executive compensation, Larry S. Berman, as sole remaining member of the Company's Compensation Committee of the Board Of Directors of the Company, submits the following report outlining the Company's compensation plans and Policies as they pertain to William D. Feniger, President and Chief Executive Officer of the Company, and the other executive officers of the Company:

COMPENSATION COMMITTEE OF THE BOARD

            The Compensation Committee is comprised of non-employee members of the Board of Directors. It is the Compensation Committee's responsibility to review the Company's executive compensation policies and programs and to recommend compensation actions to the Board of Directors of the Company.

COMPENSATION POLICY AND OBJECTIVES

            The Company's compensation philosophy is to provide a competitive compensation package so that executive employees are rewarded for special achievements. The current compensation program for executive officers consists of three major elements: Base Salary, Discretionary Bonuses and Stock Options.

            Base Salary: It is the policy of the Company to review executive officer base salaries in relation to salaries being paid to executive officers employed by companies in industries similar to those in which the Company operates. In setting the salary level, the Committee considers the financial performance of the Company and the effects of economic inflation on salary levels.

            Bonus: Presently, the Company pays bonuses to executive officers on a discretionary basis. In determining the bonuses to be paid, if any, the Committee considers the financial performance of the Company.

            Stock Options: The Company has a non-qualified and incentive stock option plan designed to encourage officers and key employees of the Company to acquire or increase their ownership of Common Stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. The numbers of shares granted are based on the executive's level of responsibility. Options are granted at no less than 100% of fair market value of the Common Stock on the day of grant or, in certain situations, 110% of the fair market value of the Common Stock covered by the option on the date of the grant. The term of the option cannot be for more than ten years from the date of grant or five years in certain circumstances.

            The Compensation Committee has not formally considered nor adopted a policy with regard to qualifying executive compensation plans under Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain executive officers named in the Proxy Statement to $1 million per year. The Compensation Committee has not yet seen any need to address this issue, since current Company executive compensation, including expected ultimate value of options, is below, or is expected to be below, the level at which this tax limitation would apply.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Chief Executive Officer's base salary is established on the same policy applicable to executive officers except it is subject to an employment agreement providing for a minimum annual salary of $240,000 and salary continuation for certain periods upon death or total disability, among other provisions.

            Submitted by the Compensation Committee of the Company's Board of
Directors:


                                                Larry S. Berman

STOCKHOLDER RETURN COMPARISON

            The line graph below compares the cumulative total return from February 28, 1995 to February 29, 2000 of the Company's Common Stock against the cumulative total return of (i) the Nasdaq Stock Market (US Companies) index and
(ii) a self-determined peer group index composed of selected public companies in similar lines of business. The peer group index is comprised of Dynamic Materials Corp (BOOM), ITEQ, Inc. (ITEQ), Margate Industries, Inc. (CGUL), Metals USA, Inc., since first publicly traded in July 1997 (MUI), Miller Building Systems, Inc. (MBSI), Olympic Steel, Inc. (ZEUS), Reliance Steel & Aluminum Co. (RS), Ryerson Tull, Inc. (RT), Steel Technologies, Inc. (STTX), and Zoltek Companies, Inc. (ZOLT). The graph and table assume that $100 was invested on February 28, 1995 in the Company's Common Stock and in each index and that all dividends were reinvested. The historical stock performance shown on the graph is not intended to and may not be indicative of future stock performance.

                                  STOCKHOLDER RETURN PERFORMANCE GRAPH

                       EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                    Meridian                   Nasdaq               Self-Determined
                                    National                    U.S.                  Peer Group
                                   Corporation                  Index                    Index
                                   -----------                  -----                    -----

            Feb-1995                 $100.00                   $100.00                  $100.00
            Feb-1996                  $41.94                   $139.36                   $99.86
            Feb-1997                  $41.94                   $166.28                  $107.63
            Feb-1998                  $20.16                   $227.28                  $137.93
            Feb-1999                   $9.68                   $296.01                   $81.66
            Feb-2000                  $12.10                   $604.65                   $76.02

COMPENSATION

            The following table sets forth the annual and long-term compensation paid or accrued by the Company for the three fiscal years ended February 29, 2000, February 28, 1999 and February 28, 1998 for the Company's Chief Executive Officer and other employee nominees for director.

                                                                                             LONG-TERM               ALL OTHER
                                             ANNUAL COMPENSATION                            COMPENSATION            COMPENSATION
                                             -------------------                            ------------            ------------

                                                                           OTHER       RESTRICTED
NAME AND                                                                  ANNUAL          STOCK         OPTIONS
PRINCIPAL POSITION             YEAR         SALARY           BONUS      COMPENSATION      AWARDS       (IN SHARES)
------------------             ----         ------           -----      ------------      ------        ---------

William D. Feniger
   Chairman, President         2000        $228,000 (1)        --           --             --             --              $4,630
   and Chief Executive         1999        $230,000 (1)        --           --             --             --              $3,113
   Officer                     1998        $240,000            --           --             --             --              $4,879

Bruce P. Seguin
   Vice President of           2000        $166,400          $179,500       --             --             --              $2,500
   Ottawa River Steel          1999        $166,400          $130,150       --             --             --              $1,714
   Company                     1998        $160,000          $105,630       --             --             --              $2,354


     (1) Effective May 1, 1998, Mr. Feniger voluntarily reduced his annual salary to $228,000.


EMPLOYMENT AGREEMENTS

            William D. Feniger has an employment agreement with the Company that runs through July 31, 2002. The agreement provides for automatic renewals for an additional 12 months upon each anniversary date of the agreement. The agreement may be terminated as of each anniversary date, commencing July 31, 2002, by either party upon 120 days prior written notice. The agreement provides that Mr. Feniger is to receive such annual salary as may be determined by the Board of Directors, plus employment privileges and benefits, but in no event is the annual salary to be lower than $240,000. Mr. Feniger voluntarily reduced his annual salary to $228,000, effective May 1, 1998. The agreement also provides that in the event of Mr. Feniger's death during the term of the employment agreement, the current salary is to be continued by payment for three years to Mr. Feniger's surviving spouse while she is living, otherwise to his estate. In the event of Mr. Feniger's permanent disability, the agreement provides for a continuation of salary for a period of 12 months, less, however, any payments received by Mr. Feniger directly from any insurer under any insurance policy of health or disability, the premiums for which have been paid by the Company.

OPTION GRANTS IN FISCAL 2000

            There were no option grants to any employees during fiscal 2000.

OPTION EXERCISES AND FISCAL 2000 YEAR END VALUES

 There were no option exercises by any employees during fiscal 2000. The following table sets forth information with respect to unexercised options to purchase shares of the Company's Common Stock granted under the Stock Option Plan to the named executive officers and employee nominees for director and held by them at February 29, 2000.

                                                                                 VALUE OF UNEXERCISED
                                  UNEXERCISED OPTIONS                            IN-THE MONEY OPTIONS
                                   HELD AT 2/29/2000                               AT 2/29/2000 (1)
                                   -----------------                               ----------------

NAME                       EXERCISABLE            UNEXERCISABLE            EXERCISABLE            UNEXERCISABLE
----                       -----------            -------------            -----------            -------------

William D. Feniger           220,000                 40,000                    (2)                     (2)

Bruce P. Seguin              27,000                   6,000                    (2)                     (2)


      (1) The dollar values are calculated by determining the difference between the fair market value of the shares of the Company's Common Stock underlying the options and the exercise price of such options at February 29, 2000.

      (2) None of the options held by Messrs. Feniger or Seguin are in-the-money.


TAX DEFERRED SAVINGS AND RETIREMENT PLAN

            The Company's Tax Deferred Savings and Retirement Plan (the "401(k) Plan") consists of a defined contribution profit sharing plan with a cash or deferred arrangement. Each employee of the Company is eligible to participate in the 401(k) Plan after the person has both attained age 20-1/2 and completed six months of service. Subject to limitations prescribed by the tax laws, a participant may elect to make a pretax salary deferral contribution to the 401(k) Plan of up to 15% of the participant's compensation. Unless the Company's Board of Directors determines otherwise, the Company makes matching contributions equal to 25% of the first 6% of compensation contributed by each participant as a salary deferral. For any year, the Company may also make a discretionary profit sharing contribution of an amount determined by the Company's Board of Directors. Profit sharing contributions are allocated among eligible participants on the basis of each participant's compensation during the year for which the contribution is made.

            All salary deferral contributions are 100% vested. The Company's matching contributions and profit sharing contributions vest on an incremental basis after three completed years of service and become fully vested after seven years of completed service. In addition, a participant is fully vested upon attainment of age 65, death or disability, provided he is in the employ of the Company at the time such event occurs.

            For the plan year ended February 29, 2000, the Company made a matching contribution to the accounts of William D. Feniger and Bruce P. Seguin in the amounts of $284 and $2,500, respectively, under the 401(k) Plan. The Company made no discretionary contributions to the 401(k) Plan during fiscal year ended February 29, 2000. Mr. Feniger is fully vested and Mr. Seguin is 60% vested.

                      INTEREST OF MANAGEMENT AND OTHERS IN
                              CERTAIN TRANSACTIONS

In connection with the 1985 purchase by the Company of stock of four companies controlled in part by William D. Feniger, the Company issued, as part of the purchase price, a series of non-negotiable subordinated promissory notes, each due on September 15, 1995, and bearing interest at the rate of 9% per annum (the "Notes"). William D. Feniger received a Note in the amount of $770,720. In July 1989, William D. Feniger converted his Note into a like amount of convertible subordinated notes (the "Convertible Subordinated Note"). The Convertible Subordinated Note payable to William D. Feniger, having a balance of $275,232 at February 29, 2000, bears interest at a rate equal to 9% per annum. Mr. Feniger has agreed to defer any principal payment on the Note indefinitely. The outstanding principal balance of the Note held by Mr. Feniger is convertible, at his option, into Common Stock, at any time, at a conversion price of $15.60 per share. The Company has agreed, at its expense, to register under the Securities Act of 1933, on one occasion, and at the expense of the holder of such Convertible Subordinated Note on other occasions, the Convertible Subordinated Note and/or the underlying securities at the request of the holder thereof. The Company has also agreed to certain "piggy-back" registration rights for the Convertible Subordinated Note and the securities issuable on exercise thereof.

            At the end of fiscal year 2000, William Feniger was indebted to the Company in the amount of $115,201, which consisted of $93,400 evidenced by notes receivable and $21,801 of accrued interest on the notes. The first note, in an original amount of $97,000, was executed in May 1994 and bears interest at 6%. A second note for $6,400 was executed in November 1994 and bears interest at 6%.

The Company leases office space in Toledo, Ohio, pursuant to two separate month-to-month lease agreements with Greenbelt Associates, a general partnership in which Messrs. William D. Feniger and Yale M. Feniger (William D. Feniger's father), a former executive officer and shareholder of the Company, are general partners. William D. Feniger and Yale M. Feniger own a controlling interest in the partnership. For the year ended February 29, 2000, the Company made rental payments of $88,128 to Greenbelt Associates.

            The Company leases plant and office space in Toledo, Ohio for certain of its processing and storage operations from Chicago Investors. Chicago Investors is a general partnership in which Champlain Investors, a general partnership, has a 50% interest. William D. Feniger and Yale M. Feniger, own Champlain Investors. For the year ending February 29, 2000, the Company made rental payments of $167,760 to Chicago Investors pursuant to the leases.

           During fiscal 2000, MNP Corporation loaned the Company a total of $3.6 million. The loans bear interest at prime plus 1% and are secured by substantially all assets of the Company, however, all such security interests and liens are junior and subordinate to the secured positions of the Company's senior lender and other secured lenders. The loans are due on demand, however, MNP Corporation, as part of a subordination agreement with the Company and its senior lender, has agreed that while the Company has any outstanding obligations to the senior lender, MNP Corporation will not cause the amount of loans to the Company to be less than $1.5 million. Total interest paid or accrued during fiscal 2000 on the loans amounted to $180,193. Additionally, the Company purchased from MNP Corporation and subsidiaries steel products or services amounting to $451,382 during fiscal 2000.

            Management of the Company believes that the terms of each of the foregoing transactions are at least as favorable as those that could have been obtained from independent third parties.

            An investor group led by Larry S. Berman, and including Messrs. Klein, Stormer, Feniger and Seguin, formed a company in November 1999 to acquire and operate a steel service center located in Toledo, Ohio. The company, Ohio Pickling & Processing, LLC, offers pickling, oiling and slitting services for flat-roll steel products and commenced operations in February 2000. The Company will utilize the services provided by and is expected to be a significant customer of Ohio Pickling & Processing. These services will be priced and paid for as arms-length transactions according to standard industry terms. There is no long-term contract for these services with Ohio Pickling & Processing. None of the members of the investor group are employees of Ohio Pickling & Processing, and the Company provides no administrative services to it.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file with the SEC.

            To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 28, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely made.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            The accounting firm of Rehmann Robson, P.C. served as the Company's independent accountants for the fiscal year ended February 29, 2000, and has been appointed by the Board to serve as the Company's independent accountants for the fiscal year ending February 28, 2001. Stockholder approval of the appointment will be requested at the Annual Meeting. A representative or representatives of Rehmann Robson, P.C. will be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

            Approval by a majority of the shares of Common Stock and Series B preferred Stock voting as a single class, present and entitled to vote at the Annual Meeting, is required for approval of the appointment of Rehmann Robson, P.C.

            THE DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF REHMANN ROBSON P.C. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, WHICH IS DESIGNATED IN THE PROXY AS ISSUE NO. 2.


                                  MISCELLANEOUS

            Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

            The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company at no additional charge. The Company will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of the Common Stock and Series B Preferred Stock.

            Proposals from stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Secretary of the Company at 805 Chicago Street, Toledo, Ohio 43611, no later than February 28, 2001.

                                  By Order of the Board of Directors,

                                  [SIGNATURE]

                                  James L. Rosino
                                  Secretary

June 28, 2000

     PROXY
                         MERIDIAN NATIONAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 10, 2000

     The undersigned appoints each of William D. Feniger and James L.
     Rosino, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, $.01 par value, and Series B Convertible Voting Preferred Stock, $.001 par value, of
     Meridian National Corporation held of record by the undersigned on June 28, 2000, at the Annual Meeting of Stockholders of Meridian
     National Corporation to be held on August 10, 2000.

     1. Election of Directors       FOR ALL NOMINEES LISTED BELOW [ ]             WITHHOLD AUTHORITY [ ]
                                    (EXCEPT AS MARKED TO THE CONTRARY BELOW)      TO VOTE FOR ALL NOMINEES BELOW

     William D. Feniger, Larry S. Berman, Thomas R. Klein, Bruce P. Seguin and
     Craig L. Stormer

     (INSTRUCTIONS: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     ----------------------------------------------------------------------

     2. Proposal to ratify the appointment of Rehmann Robson, P.C. as independent accountants for the Company.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

                        (Continued on the reverse side)

     (Continued from other side)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
     HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS
     PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     Please sign exactly as name appears below.

     When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.

     DATED:                           , 2000
           ---------------------------

     ----------------------------------------------------------------
                                   Signature

     ----------------------------------------------------------------

                           Signature, if held jointly

      PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.
